Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Updates Q1 FY19 Guidance and
Sets Date for Q1 FY19 Earnings Release and Conference Call

IRVINE, Calif., Jan. 8, 2019 – Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today updated its guidance for the first fiscal quarter ended December 28, 2018. The company now expects:

•	Revenue of approximately $970 million, compared to the prior guidance of revenue between $1.000 billion and $1.020 billion; and

•	Non-GAAP diluted earnings per share in the range of $1.81 to $1.84, compared to the prior guidance of $1.91 at the midpoint of the prior guidance revenue range.
“First fiscal quarter results were impacted by unit weakness across our largest smartphone customers,” said Liam K. Griffin, president and chief executive officer of Skyworks. “Despite these near-term challenges, our broad markets business tracked in-line with our prior outlook. In addition, cash flow generation continued to be strong, allowing us to return cash to shareholders through share repurchases and dividends.”
This update is preliminary in nature, based on information available to management as of the date of this release, and is subject to further changes upon completion of our standard quarter-end closing procedures. Skyworks’ independent registered public accounting firm has not completed its review of our results for the first fiscal quarter ended December 28, 2018. We undertake no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

Skyworks’ First Fiscal Quarter 2019 Conference Call
Skyworks will conduct a conference call with analysts to discuss its first quarter fiscal 2019 results and business outlook on February 5, 2019, at 5:00 p.m. Eastern time.
After the close of the market on February 5, and prior to the conference call, Skyworks will issue a copy of the earnings press release via Business Wire. The press release may also be viewed on Skyworks’ website at www.skyworksinc.com.
To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ website. To listen to the conference call via telephone, please call (800) 230-1059 (domestic) or (612) 234-9959 (international), confirmation code: 462168.
Playback of the conference call will begin at 9:00 p.m. Eastern time on February 5, and end at 9:00 p.m. Eastern time on February 12. The replay will be available on Skyworks’ website or by calling (800) 475-6701 (domestic) or (320) 365-3844 (international), access code: 462168.
Discussion Regarding the Use of Non-GAAP Financial Measures
This press release contains a forward-looking estimate of non-GAAP diluted earnings per share for the first quarter of our 2019 fiscal year (“Q1 2019”). We are unable to provide a reconciliation of our forward-looking estimate of Q1 2019 GAAP diluted earnings per share to a forward-looking estimate of Q1 2019 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q1 2019 (other than estimated share-based compensation expense of $0.10 to $0.20 per diluted share, certain tax items of $0.00 to $0.15 per diluted share and estimated amortization of intangibles of $0.07 to $0.11 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement gains, losses and expenses and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.
About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (NASDAQ: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends, plans for dividend payments, the use of its stock repurchase program, and cash return rate to shareholders). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: revenue and/or expense adjustments identified in the course of the quarter-end accounting review; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; our reliance on several key customers for a large percentage of our sales; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to obtain design wins from customers; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, imposition of trade protection measures (e.g., tariffs or taxes), increased import/export restrictions and controls, and possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only, and are the property of their respective owners.